Exhibit 10.35

VENTURE LOAN AND SECURITY AGREEMENT

Dated as of December 10, 2021

by and among

HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, 312 Farmington Avenue Farmington, CT 06032 as a Lender and Collateral Agent	POWERSCOURT INVESTMENTS XXV, LP, a Delaware limited partnership, 1251 Avenue of the Americas New York, NY 10020 as a Lender

and

GREENLIGHT BIOSCIENCES INC.,

a Delaware corporation,

200 Boston Avenue

Suite #3100

Medford, MA 02155

as Borrower Representative and a Co-Borrower

Loan A Commitment Amount: $5,000,000	Loan A Commitment Termination Date: December 10, 2021
Loan B Commitment Amount: $5,000,000	Loan B Commitment Termination Date: December 10, 2021
Loan C Commitment Amount: $2,500,000	Loan C Commitment Termination Date: December 10, 2021
Loan D Commitment Amount: $2,500,000	Loan D Commitment Termination Date: December 10, 2021
Loan E Commitment Amount: $5,000,000	Loan E Commitment Termination Date: June 30, 2022
Loan F Commitment Amount: $2,500,000	Loan F Commitment Termination Date: June 30, 2022
Loan G Commitment Amount: $2,500,000	Loan G Commitment Termination Date: June 30, 2022

Lenders, Collateral Agent and Co-Borrowers hereby agree as follows:

AGREEMENT

1. Definitions and Construction.

1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means an agreement reasonably acceptable to Lenders which perfects via control Collateral Agent’s (for the benefit of Collateral Agent and Lenders) security interest in each Co-Borrower’s deposit accounts and/or securities accounts, containing customary provisions recognizing the senior position of SVB.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Venture Loan and Security Agreement by and among Co-Borrowers, Collateral Agent and Lenders dated as of the date on the cover page hereto (as it may from time to time be amended, restated, supplemented or otherwise modified in a writing signed by Co-Borrowers, Collateral Agent and Lenders).

“Allocable Amount” has the meaning given such term in Section 16.7 of this Agreement.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Borrower Representative” means Borrower Representative as set forth on the cover page of this Agreement.

“Business Combination Agreement” has the meaning given such term in the definition of “Business Combination Transaction”.

“Business Combination Transaction” means (a) the merger transaction more fully described in that certain Business Combination Agreement, dated as of August 9, 2021 (the “Business Combination Agreement”), by and between Borrower Representative, ENVI, and Honey Bee Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ENVI (“Merger Sub”), pursuant to which, among other things, (i) Merger Sub will merge with and into

Borrower Representative, resulting in Borrower Representative becoming the surviving legal entity and a wholly-owned subsidiary of ENVI (the “Merger”) and (ii) following the consummation of the Merger, ENVI will legally change its name to “Greenlight Biosciences, Inc.” and (b) any other transactions contemplated by the Business Combination Agreement or necessary to effect the Merger as set forth in the Business Combination Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Connecticut or Massachusetts.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Co-Borrower” means Borrower Representative and each company that enters into a Joinder and “Co-Borrowers” means all such Co-Borrowers collectively.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of Connecticut, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lenders.

“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, the Loan C Commitment Amount, the Loan D Commitment Amount, the Loan E Commitment Amount, the Loan F Commitment Amount or the Loan G Commitment Amount, as applicable.

“Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Disclosure Schedule” means Exhibit A attached hereto, as may be supplemented from time to time.

“ENVI” means Environmental Impact Acquisition Corp, a Delaware corporation.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Excluded Accounts” means (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Co-Borrower’s employees and identified to Collateral Agent by Borrower Representative as such; provided that the aggregate balance maintained therein shall not exceed an amount equal to the aggregate amount of such payments to be paid in the then-next payroll period or (ii) accounts of any Co-Borrower maintained with financial institutions so long as the aggregate amount of funds in each such account does not exceed $57,500 individually or $287,500 in the aggregate (for all such accounts).

“Existing Convertible Note Purchase Agreement” means that certain Convertible Note Purchase Agreement, dated as of April 9, 2020 (as amended to the date hereof), by and among Borrower Representative, GreenLight Pandemic, and the holders party thereto.

“Extended Interest Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower Representative substantially in the form of Exhibit B attached hereto or such other form as Lenders may agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of any Co-Borrower under this Agreement.

“Funding Milestones” means Co-Borrowers have provided Lenders with evidence satisfactory to Lenders that each of the following has occurred or been completed:

(a) the Business Combination Transaction has occurred;

(b) ENVI’s common stock has been listed on the NASDAQ or the NYSE; and

(c) ENVI or Borrower Representative has, at any time on or after the date of this Agreement, in one (1) or more equity or securities financings, received, in cash, proceeds (net only of ENVI equity redemptions in connection with the Business Combination Transaction) as reflected on ENVI’s or Borrower Representative’s, as applicable, balance sheet of not less than Two Hundred Million Dollars ($200,000,000) from the sale of ENVI’s or Borrower Representative’s Equity Securities or any debt securities which are subordinated to the Obligations.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“GreenLight Pandemic” means GreenLight Pandemic Response, Inc., a Delaware corporation.

“Guarantor” means any Person providing a guaranty agreement in favor of Lenders and Collateral Agent, in which such guarantor has granted Lenders and Collateral Agent a first priority Lien (subject to Permitted Liens) in and to the assets (consistent with the definition of Collateral) of such guarantor.

“Guarantor Payment” given such term in Section 16.7 of this Agreement.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. With respect to the Indebtedness described in clauses (c) through (f) of the definition thereof, the amount of Indebtedness is the stated or determined amount of the primary obligation for which such Indebtedness is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Initial Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Internal Revenue Code” has the meaning given such term in Section 5.20 of this Agreement.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Joinder” means that Joinder Agreement to Loan Agreement and Notes attached hereto as Exhibit F.

“Landlord Agreement” means an agreement substantially in the form provided by Lenders to any Co-Borrower or such other form as Lenders may agree to accept.

“Lender” means each Lender as set forth on the cover page of this Agreement and “Lenders” means all such Lenders, collectively.

“Lenders’ Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of each Lender’s reasonable attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all reasonable fees and costs incurred by any Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against any Co-Borrower, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means each advance of credit by any Lender to any Co-Borrower under this Agreement.

“Loan A” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Amortization Date” means, with respect to each Loan, the Payment Date on which Co-Borrowers are required, pursuant to Section 2.2(a), to commence making equal payments of principal plus accrued interest on the outstanding principal amount of such Loan.

“Loan B” means the advance of credit by Powerscourt to any Co-Borrower under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan C” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan D” means the advance of credit by Powerscourt to any Co-Borrower under this Agreement in the Loan D Commitment Amount.

“Loan D Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan D Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan D Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, any Joinder, any Landlord Agreement, any Account Control Agreement, any subordination agreement (including the SVB Subordination Agreement) entered into by Lenders and any Co-Borrower with respect to Indebtedness of any Co-Borrower, the Stock Pledge Agreement and all other documents, instruments and agreements entered into in connection with this Agreement.

“Loan E” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan E Commitment Amount.

“Loan E Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan E Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan E Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan F” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan F Commitment Amount.

“Loan F Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan F Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan F Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan G” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan G Commitment Amount.

“Loan G Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan G Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan G Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Rate” means, with respect to each Loan, the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 5.75%; provided that, in the event such “prime rate” of interest is less than 3.25%, such rate shall be deemed to be 3.25% for purposes of calculating the Loan Rate; provided, further, that if the “prime rate”, (a) is no longer reported in The Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, Lenders shall select a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably determined by Lenders. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 9.00%. Each Co-Borrower acknowledges that the “prime rate” is used for reference purposes only as an index and is not necessarily the lowest or the best interest rate charged to any borrower of any Lender.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business or operations of Co-Borrowers in the aggregate, (b) the ability of any Co-Borrower to perform its Obligations under the Loan Documents or (c) the Collateral or Collateral Agent’s or any Lender’s security interest in the Collateral.

“Maturity Date” means, with respect to each Loan, forty-two (42) months from the first day of the month next following the month in which the Funding Date for such Loan occurs, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Merger” has the meaning given such term in the definition of “Business Combination Transaction”.

“Merger Sub” has the meaning given such term in the definition of “Business Combination Transaction”.

“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.

“Noteholder Subordination Agreement” has the meaning given such term in Section 3.2(f) of this Agreement.

“Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Co-Borrower to Collateral Agent or any Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between Lenders and any Co-Borrower (other than the Warrants), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lenders’ Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer of Borrower Representative substantially in the form of Exhibit E attached hereto or such other form as Lenders may agree to accept.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Dissolution” means a dissolution or liquidation of (i) GreenLight Pandemic or (ii) any other Subsidiary, provided that all of the net assets of such Subsidiary are distributed to a Co-Borrower or any Subsidiary that is a direct parent company of such Subsidiary.

“Permitted Indebtedness” means and includes:

(a) Indebtedness of each Co-Borrower to Lenders under the Loan Documents;

(b) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(c) Indebtedness of any Co-Borrower existing on the date hereof and set forth on the Disclosure Schedule;

(d) Indebtedness of any Co-Borrower in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), consisting of a term loan facility with SVB (the “SVB Facility”); provided, however, that if SVB provides the Term B Loan Advance (as defined in the SVB Loan Agreement) to any Co-Borrower, then, commencing on the date on which SVB makes such Term B Loan Advance to such Co-Borrower, the aggregate principal amount of the Indebtedness of Co-Borrowers under the SVB Facility permitted by this clause (d) shall not exceed Fifteen Million Dollars ($15,000,000);

(e) Indebtedness of Co-Borrowers incurred pursuant to the terms of the Existing Convertible Note Purchase Agreement, in an aggregate principal amount not to exceed Sixteen Million Seven Hundred Seventy-Five Thousand Dollars ($16,775,000);

(f) Indebtedness of Co-Borrowers incurred pursuant to a convertible note purchase agreement, or multiple note purchase agreements, entered into during the period commencing on the date of this Agreement and continuing until the date the Business Combination Transaction is completed, in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000); provided that such Indebtedness is subordinated to all Indebtedness to Lenders (pursuant to a subordination agreement, intercreditor agreement or similar agreement, in form and substance satisfactory to Lenders), and on terms substantially similar to the terms of the Noteholder Subordination Agreement;

(g) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(h) Indebtedness of Co-Borrowers secured by Liens permitted under clause (e) of the definition of Permitted Liens, when aggregated with any equipment Indebtedness under clause (c) above, up to an aggregate principal amount of Twenty-Four Million Dollars ($24,000,000) at any time;

(i) unsecured Indebtedness in connection with a Co-Borrower’s credit card facility or facilities with American Express, in an aggregate amount not to exceed Five Hundred Seventy-Five Thousand Dollars ($575,000) at any time;

(j) unsecured Indebtedness to finance insurance premiums associated with a Co-Borrower’s insurance policies in the ordinary course of business with the providers of such insurance or their affiliates;

(k) unsecured Indebtedness to landlords (or their affiliates) in the ordinary course of business the proceeds of which are used for improvements of a Co-Borrower’s leased locations in an aggregate amount not to exceed Eight Million Six Hundred Twenty-Five Thousand Dollars ($8,625,000) at any time;

(l) Indebtedness owing to any Co-Borrower or any Guarantor;

(m) intercompany Indebtedness owed by any Subsidiary to any Co-Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment and, in the case of such Indebtedness owed to a Co-Borrower, such Indebtedness shall be evidenced by one or more promissory notes;

(n) other unsecured Indebtedness in an aggregate amount not to exceed Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500);

(o) Subordinated Debt; and

(p) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (a) through (o) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower or any Subsidiary, as applicable.

“Permitted Investments” means and includes any of the following Investments as to which Collateral Agent and each Lender have a perfected security interest:

(a) Deposits, deposit accounts or certificates of deposit with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

(c) Investments in open market commercial paper rated at least “A-2” or “P2” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

(d) Investments in certificates of deposit issued by SVB maturing no more than one (1) year from the date of issuance;

(e) Investments in money market funds at least 95% of the assets of which constitute the types of instruments described under subsection (b) through (d) of this definition;

(f) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(g) Investments by a Co-Borrower (including, without limitation, Subsidiaries) existing on the date hereof and set forth on the Disclosure Schedule;

(h) Investments permitted by Borrower Representative’s investment policy, provided such investment policy (and any amendments thereto) has been approved in writing by Lenders;

(i) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

(j) Investments in connection with Transfers permitted pursuant to Section 7.4;

(k) Investments consisting of (a) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (b) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of a Co-Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the board of directors of such Co-Borrower;

(l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(m) Investments consisting of notes receivable of, or prepaid royalties, other credit extensions and deposits to, customers and suppliers who are not Affiliates in the ordinary course of business;

(n) Investments in any Co-Borrower or any Guarantor;

(o) cash Investments in Security Corp.; provided that an Event of Default does not exist at the time of the making of any such Investment, and would not exist after giving effect to any such Investment;

(p) cash Investments in Subsidiaries permitted by Section 6.11(a) not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate in any fiscal year; provided that an Event of Default does not exist at the time of the making of any such Investment, and would not exist after giving effect to any such Investment;

(q) Investments in any Subsidiary that is not a Co-Borrower or Guarantor in an aggregate amount not to exceed, when aggregated with any Investments under clause (p) below, Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) at any time;

(r) Investments in connection with any joint venture, provided any cash Investments by a Co-Borrower shall not exceed an aggregate amount, when aggregated with any Investments under clause (o) above, Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) at any time; and

(s) other Investments of Co-Borrowers in an aggregate amount not to exceed One Hundred Fifteen Thousand Dollars ($115,000) in any fiscal year.

“Permitted Liens” means and includes:

(a) the Liens created by this Agreement;

(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that a Co-Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Co-Borrower);

(c) Liens existing on the date hereof and identified on the Disclosure Schedule, including Liens granted in connection with Indebtedness permitted under the SVB Facility;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business so long as such Liens only secure liabilities in an aggregate amount not to exceed Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

(e) Liens upon any equipment or other personal property acquired by a Co-Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of such Co-Borrower’s officers, directors or shareholders holding five percent (5%) or more of such Co-Borrower’s Equity Securities;

(f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g) leases or subleases of real property granted in the ordinary course of Co-Borrowers’ business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Co-Borrowers’ business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, non-exclusive licenses and sublicenses do not prohibit granting Lenders and Collateral Agent a security interest therein;

(h) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(i) Lien arising from attachments, judgments, orders or decrees in circumstances not constituting an Event of Default under Sections 8.13 and 8.14; and

(j) Liens resulting from the extension, refinancing, modification, amendment and restatement of any item of Permitted Liens under subsection (b), (c) and (e) above; provided that such Lien is limited to the property encumbered by the existing Lien and the principal amount thereof is not increased.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Powerscourt” means Powerscourt Investments XXV, LP, a Delaware limited partnership.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.

“Restricted License” means any material license or other material agreement with respect to which any Co-Borrower is the licensee and (a) that prohibits or otherwise restricts any Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement or any other property or (b) for which a default under or termination of could interfere with Collateral Agent’s or Lenders’ right to sell any Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Security Corp.” means GreenLight Security Corporation, a Massachusetts corporation.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Stock Pledge Agreement” has the meaning given such term in Section 3.1(h) of this Agreement.

“Subordinated Debt” means unsecured Indebtedness incurred by any Co-Borrower or any Subsidiary that is consented to by Lenders (not to be unreasonably withheld, conditioned or delayed) and is subordinated to all Indebtedness to Lenders (pursuant to a subordination agreement, intercreditor agreement, or similar agreement, in form and substance satisfactory to Lenders), on terms acceptable to Lenders.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned, or the management of which is otherwise controlled, by any Co-Borrower directly or indirectly through Subsidiaries.

“SVB” means Silicon Valley Bank, a California corporation.

“SVB Facility” has the meaning given such term in clause (d) of the definition of Permitted Indebtedness.

“SVB Loan Agreement” means that certain Loan and Security Agreement, dated as of September 22, 2021, by and between Silicon Valley Bank and Borrower, as amended, modified, supplemented and/or restated from time to time in accordance with the SVB Subordination Agreement.

“SVB Subordination Agreement” means that certain Subordination Agreement, dated on or about the date hereof, between SVB, Collateral Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“Warrant” means the separate warrant or warrants to be issued in favor of each Lender or its designee to purchase equity securities of Borrower Representative or ENVI pursuant to Section 6.14 of this Agreement.

1.2 Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

2. Loans; Repayment.

2.1 Commitments.

(a) The Commitment Amounts. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, (i) Horizon agrees to lend to Co-Borrowers (A) prior to the Loan A Commitment Termination Date, Loan A, (B) prior to the Loan C Commitment Termination Date, Loan C, (C) prior to the Loan E Commitment Termination Date, Loan E, (D) prior to the Loan F Commitment Termination Date, Loan F, and (E) prior to the Loan G Commitment Termination Date, Loan G and (ii) Powerscourt agrees to lend to Co-Borrowers (1) prior to the Loan B Commitment Termination Date, Loan B and (2) prior to the Loan D Commitment Termination Date, Loan D.

(b) The Loans and the Notes. The obligation of each Co-Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the relevant Lender.

(c) Use of Proceeds. The proceeds of each Loan shall be used solely for working capital or general corporate purposes of Co-Borrowers.

(d) Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each respective Lender’s obligation to lend the undisbursed portion of its Commitment Amount to Co-Borrowers hereunder shall terminate on the earlier of (i) at such Lender’s sole election, the occurrence of any Default or Event of Default hereunder that has not been waived by Lenders, and (ii) (A) with respect to Loan A, the Loan A Commitment Termination Date, (B) with respect to Loan B, the Loan B Commitment Termination Date, (C) with respect to Loan C, the Loan C Commitment Termination Date, (D) with respect to Loan D, the Loan D Commitment Termination Date, (E) with respect to Loan E, the Loan E Commitment Termination Date, (F) with respect to Loan F, the Loan F Commitment Termination Date and (G) with respect to Loan G, the Loan G Commitment Termination Date. Notwithstanding the foregoing, each Lender’s obligation to lend the undisbursed portion of its Commitment Amount to Co-Borrowers shall terminate at such Lender’s sole election if, in such Lender’s sole discretion, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Co-Borrowers in the aggregate and Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by any Co-Borrower from the business plan of such Co-Borrower presented to Lenders on or before the date of this Agreement.

2.2 Payments.

(a) Scheduled Payments. Co-Borrowers shall make (i) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on the first twelve (12) Payment Dates specified in the Note applicable to such Loan and (ii) an equal payment of principal plus accrued interest to each applicable Lender on the outstanding principal amount of each Loan on the next thirty (30) Payment Dates as set forth in the Note applicable to such Loan (such payments, the “Initial Scheduled Payments”). Notwithstanding, and in lieu of, the foregoing, if (x) Loan E, Loan F and Loan G have been made, and (y) no Default or Event of Default exists under this Agreement at the time of the making of Loan E, Loan F and Loan G, Co-Borrowers shall make (A) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on the first eighteen (18) Payment Dates specified in the Note applicable to such Loan and (B) an equal payment of principal plus accrued interest to each applicable Lender on the outstanding principal amount of each Loan on the next twenty-four (24) Payment Dates as set forth in the Note applicable to such Loan (such payments, the “Extended Interest Scheduled Payments” and collectively with the Initial Scheduled Payments, the “Scheduled Payments”). Co-Borrowers shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to such Loan.

(b) Interim Payment. Unless the Funding Date for a Loan is the first day of a calendar month, Co-Borrowers shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

(c) Payment of Interest. Co-Borrowers shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. Interest on a Loan shall be charged commencing on the day that such Loan is made to or on behalf of Co-Borrowers, and shall continue to accrue through the date on which such Loan is repaid in full. Changes to the Loan Rate based on changes to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1) shall be effective on the effective date of any change to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1) and to the extent of any such change. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d) Application of Payments. All payments received by Lenders prior to an Event of Default shall be applied as follows: (i) first, to each Lender’s pro rata portion of the Lenders’ Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

(e) Late Payment Fee. In Lenders’ sole discretion, and in lieu of accelerating following Co-Borrowers’ failure to make any Scheduled Payment when such Scheduled Payment is due to the applicable Lender, Co-Borrowers shall pay to each Lender a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due to such Lender.

(f) Default Rate. Co-Borrowers shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by any Co-Borrower to Collateral Agent or any Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by any Lender’s election), Co-Borrowers shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

(g) Final Payment.

(i) Loan A Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by such Lender of payment in full of Loan A or (C) the Maturity Date, as applicable.

(ii) Loan B Final Payment. Co-Borrowers shall pay to Powerscourt a payment in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by such Lender of payment in full of Loan B or (C) the Maturity Date, as applicable.

(iii) Loan C Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Seventy Five Thousand Dollars ($75,000) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by such Lender of payment in full of Loan C or (C) the Maturity Date, as applicable.

(iv) Loan D Final Payment. Co-Borrowers shall pay to Powerscourt a payment in the amount of Seventy Five Thousand Dollars ($75,000) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by such Lender of payment in full of Loan D or (C) the Maturity Date, as applicable.

(v) Loan E Final Payment. If Loan E is made, Co-Borrowers shall pay to Horizon a payment in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan E Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan E, (B) an Event of Default and demand by such Lender of payment in full of Loan E or (C) the Maturity Date, as applicable.

(vi) Loan F Final Payment. If Loan F is made, Co-Borrowers shall pay to Horizon a payment in the amount of Seventy Five Thousand Dollars ($75,000) (the “Loan F Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan F, (B) an Event of Default and demand by such Lender of payment in full of Loan F or (C) the Maturity Date, as applicable.

(vii) Loan G Final Payment. If Loan G is made, Co-Borrowers shall pay to Horizon a payment in the amount of Seventy Five Thousand Dollars ($75,000) (the “Loan G Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan G, (B) an Event of Default and demand by such Lender of payment in full of Loan G or (C) the Maturity Date, as applicable.

2.3 Prepayments.

(a) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a) hereof, then Co-Borrowers, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lenders the amount set forth in Section 2.3(b), as if Co-Borrowers had opted to prepay on the date of such acceleration.

(b) Optional Prepayment. Upon ten (10) Business Days’ prior written notice to Lenders, Co-Borrowers may, at their option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to each Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of its Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the date that is twelve (12) months after the Funding Date of such Loan, three percent (3%) of the then outstanding principal balance of such Loan, (B) if such Loan is prepaid after the date that is twelve (12) months after the Funding Date of such Loan, but on or before the date that is twenty four (24) months after the Funding Date of such Loan, two percent (2%) of the then outstanding principal balance of such Loan, or (C) if such Loan is prepaid more than twenty four (24) months after the Funding Date of such Loan, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder. Notwithstanding the foregoing, provided no Event of Default has occurred that has not been waived by Lenders, the prepayment fee described in clause (ii) above shall be waived by Lenders and no such prepayment fee shall be due to Lenders in connection with a refinancing or redocumentation of the Loans with any of Lenders or any of their affiliates (in Lenders’ sole and absolute discretion) on or prior to the Maturity Date.

2.4 Other Payment Terms.

(a) Place and Manner. Co-Borrowers shall make all payments due to Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by any Co-Borrower hereunder shall be made, in immediately available funds, not later than 12:00 p.m. Connecticut time, on the date on which such payment is due. Any payment received by any Lender after the time set forth in the immediately preceding sentence will be deemed to have been received at the opening of business on the next Business Day, and interest shall accrue through such date. Co-Borrowers shall make such payments to each Lender via wire transfer or ACH as instructed by such Lender from time to time.

(b) Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Taxes.

(i) Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if any Co-Borrower shall be required to deduct any taxes from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) such Co-Borrower shall make such deductions and (C) such Co-Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii) Co-Borrowers shall indemnify each Lender, within ten (10) days after written demand therefor, for the full amount of any taxes imposed or asserted directly on such Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of such Lender entering into this Agreement to the extent such taxes are paid by such Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such indemnified taxes shall not include income or franchise taxes imposed on (or measured by) such Lender’s net income by the jurisdiction, or any political subdivision thereof or taxing authority therein, under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender shall be conclusive absent manifest error.

(iii) As soon as practicable after any payment of taxes by a Co-Borrower hereunder to a Governmental Authority, such Co-Borrower shall deliver to Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lenders.

(iv) If any Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Co-Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Lender shall deliver to Borrower Representative, as reasonably requested by Borrower Representative, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(v) If any Lender receives a refund in respect of taxes paid by any Co-Borrower pursuant to this Section 2.4(c), which in the sole discretion of such Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Co-Borrower in connection with such refunded taxes, to such Co-Borrower, net of all out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Co-Borrower, upon the request of the applicable Lender, shall repay to such Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will any Lender be required to pay any amount to any Co-Borrower pursuant to this paragraph (v) the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (v) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Co-Borrower or any other Person.

2.5 Procedure for Making the Loans.

(a) Notice. Borrower Representative shall notify each Lender of the date on which Co-Borrowers desire a Lender to make any Loan at least five (5) Business Days in advance of the desired Funding Date, unless the relevant Lender elects at its sole discretion to allow the Funding Date for a Loan to be made by such Lender to be within five (5) Business Days of Borrower Representative’s notice. Each Co-Borrower’s execution and delivery to Lenders of one or more Notes in respect of a Loan shall be such Co-Borrower’s agreement to the terms and calculations thereunder with respect to such Loan. Each Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

(b) Loan Rate Calculation. Prior to each Funding Date for any Loan, the applicable Lender shall establish the Loan Rate with respect to such Loan, which shall be conclusive in the absence of a manifest error.

(c) Disbursement. Lenders shall disburse the proceeds of each Loan by wire transfer to Co-Borrowers at the account(s) specified in the Funding Certificate for such Loan.

2.6 Good Faith Deposit; Legal and Closing Expenses; and Commitment Fee.

(a) Good Faith Deposit. Co-Borrowers have delivered to Horizon a good faith deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Good Faith Deposit”). The Good Faith Deposit paid to Horizon will be credited to the Commitment Fee payable to the Lenders. If the Funding Date does not occur at Co-Borrowers’ election, Lenders shall retain the Good Faith Deposit as compensation for their time, expenses and opportunity cost; provided however, if the Funding Date does not occur at any Lender’s election, Lenders shall retain the Good Faith Deposit to the extent necessary for reimbursement of Lenders’ Expenses and remit any remaining amount to Borrower Representative.

(b) Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Co-Borrowers shall pay to Lenders all of Lenders’ reasonable legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents.

(c) Commitment Fee. Co-Borrowers shall pay, concurrently with their execution and delivery of this Agreement, a commitment fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Commitment Fee”). The Commitment Fee shall be paid by Co-Borrowers as set forth in the Funding Certificate. The Commitment Fee shall be retained by the applicable Lender and be deemed fully earned upon receipt.

3. Conditions of Loans.

3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, each Lender shall have received, in form and substance reasonably satisfactory to such Lender, all of the following (unless all Lenders have agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):

(a) Loan Agreement. This Agreement duly executed by Co-Borrowers, Collateral Agent and Lenders.

(b) Secretary’s Certificate. A certificate of the secretary or assistant secretary of each Co-Borrower, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of such Co-Borrower certified by such Co-Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(c) Good Standing Certificates. A good standing certificate from each Co-Borrower’s jurisdiction of incorporation or state of organization and the state in which such Co-Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(d) Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(e) Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement and the other Loan Documents.

(f) Legal Opinion. A legal opinion of each Co-Borrower’s counsel, dated as of the date hereof, in form and substance reasonably satisfactory to the Lenders.

(g) Account Control Agreements. Account Control Agreements for all of each Co-Borrower’s deposit accounts and securities accounts other than Excluded Accounts duly executed by all of the parties thereto.

(h) Stock Pledge Agreement. Borrower Representative shall have executed and delivered to Lenders a stock pledge agreement, in form and substance satisfactory to Lenders in Lenders’ sole discretion, evidencing Lenders’ and Collateral Agent’s security interest over one hundred percent (100%) of the issued and outstanding Equity Securities of Security Corp (the “Stock Pledge Agreement”).

(i) Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

(j) Other Documents. Such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to Making Loan A, Loan B, Loan C and Loan D. The obligation of the applicable Lender to make Loan A, Loan B, Loan C or Loan D is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

(b) Notes. Co-Borrowers shall have duly executed and delivered Notes in the amounts of Loan A and Loan C to Horizon, and Notes in the amounts of Loan B and Loan D to Powerscourt.

(c) UCC Financing Statements. Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as any Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and each Lender pursuant to Section 4. Each Co-Borrower authorizes Collateral Agent and each Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(d) Funding Certificate. Borrower Representative shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

(e) SVB Subordination Agreement. Collateral Agent, Lenders and SVB shall have entered into the SVB Subordination Agreement, in form and substance acceptable to Lenders, whereby Collateral Agent and Lenders agree to be subordinate to the Liens to secure the Indebtedness permitted pursuant to clause (d) of the definition of Permitted Indebtedness.

(f) Subordination Agreement – Convertible Noteholders. Co-Borrowers shall have provided Lenders with a subordination agreement, in form and substance acceptable to Lenders, pursuant to which the Indebtedness permitted pursuant to clause (e) of the definition of Permitted Indebtedness is subordinated to the Obligations (the “Noteholder Subordination Agreement”).

(g) Representations and Warranties. The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct as of such Funding Date.

3.3 Conditions Precedent to Making Loan E, Loan F and Loan G. The obligation of the applicable Lender to make Loan E, Loan F or Loan G is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

(b) Notes. Co-Borrowers shall have duly executed and delivered Notes in the amounts of Loan E, Loan F and Loan G to Horizon.

(c) Funding Certificate. Borrower Representative shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

(d) Funding Milestones. Co-Borrowers shall have provided Lenders with evidence satisfactory to Lenders that each of the Funding Milestones have occurred or been completed.

(e) Representations and Warranties. The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects as of such Funding Date, except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

(f) Other Documents. Co-Borrowers shall have provided Lenders with such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

3.4 Covenant to Deliver. Each Co-Borrower agrees (not as a condition but as a covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to each Loan, if such Loan is advanced. Each Co-Borrower expressly agrees that the extension of any Loan prior to the receipt by a Lender of any such item shall not constitute a waiver by such Lender of any Co-Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in each Lender’s sole discretion.

4. Creation of Security Interest.

4.1 Grant of Security Interests. Each Co-Borrower grants to Collateral Agent (for the benefit of the Lenders) and each Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by each Co-Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of each Co-Borrower in the following:

(a) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of any Co-Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and each Co-Borrower’s books relating to any of the foregoing;

(c) All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to any Co-Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Co-Borrower (subject, in each case, to the contractual rights of third parties to require funds received by any Co-Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Co-Borrower and each Co-Borrower’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and each Co-Borrower’s books relating to the foregoing; and

(f) To the extent not covered by clauses (a) through (e), all other personal property of each Co-Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include (i) any interest of a Co-Borrower as a lessee under an equipment lease and/or property subject to a Lien pursuant to an equipment lease, purchase money Indebtedness financing or other financing arrangement that is permitted hereunder, in any case if such Co-Borrower is prohibited by the terms of such lease or other permitted financing arrangement from granting a security interest in such lease or property or under which such an assignment or Lien would cause a default to occur under such lease or other permitted financing arrangement; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Co-Borrowers or Lenders; (ii) any interest of a Co-Borrower as a lessee or sublessee under a real property lease; (iii) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (iv) any interest of a Co-Borrower under any lease, license, contract, or agreement if and to the extent that the grant of the security interest therein shall, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions), constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Co-Borrower therein or (B) a breach or termination pursuant to the terms of thereof, or a default thereunder; provided, however, that, with respect to clauses (iii) and (iv), upon termination of such prohibition, such interest shall immediately become Collateral without any action by Co-Borrowers or Lenders, or (v) any Intellectual Property; provided, however, that the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Lenders’ security interest in the Rights to Payment.

4.2 After-Acquired Property. If any Co-Borrower shall at any time acquire a commercial tort claim, as defined in the Code, Borrower Representative shall immediately notify Collateral Agent and Lenders in writing signed by Borrower Representative of the brief details thereof and grant to Collateral Agent and each Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and each Lender.

4.3 Duration of Security Interest. Collateral Agent’s and each Lender’s security interest in the Collateral shall continue until the indefeasible payment in full and the satisfaction of all Obligations, and termination of each Lender’s commitment to fund the Loans, whereupon such security interest shall terminate. Collateral Agent and each Lender shall, at Co-Borrowers’ sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including delivery of a payoff letter and duly authorizing any Co-Borrower to file termination statements in all relevant jurisdictions under the Code.

4.4 Location and Possession of Collateral. The material Collateral (individually or in the aggregate in excess of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500)) is and shall remain in the possession of Co-Borrowers at the location listed on the cover page hereof, as set forth in the Disclosure Schedule or as permitted by Section 7.2. Co-Borrowers shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Collateral Agent or any Lender for perfection of the security interests therein created hereunder and/or as otherwise permitted by the terms of this Agreement) and so long as no Event of Default has occurred, shall be entitled to manage, operate, dispose and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control, disposal and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.5 Delivery of Additional Documentation Required. Each Co-Borrower shall from time to time execute and deliver to Collateral Agent and Lenders, at the request of Collateral Agent or any Lender, all financing statements and other documents Collateral Agent or any Lender may reasonably request, in form satisfactory to Collateral Agent and Lenders, to perfect and continue Collateral Agent’s and Lenders’ perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6 Right to Inspect. Collateral Agent and each Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Co-Borrower’s usual business hours, to inspect the books and records of each Co-Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify each Co-Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Such inspections and appraisals shall be conducted no more often than one (1) time every twelve (12) months, unless an Event of Default has occurred that has not been waived by Lenders, in which case such inspections and appraisals shall occur as often as Collateral Agent or any Lender shall determine necessary at the sole cost and expense of Co-Borrowers.

4.7 [Reserved].

4.8 Protection of Intellectual Property. Each Co-Borrower shall:

(a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business, except to the extent that such failure to do so would not reasonably be expected to have a Material Adverse Effect on Co-Borrowers’ business or operations and promptly advise Collateral Agent in writing of material infringements of which it is aware, that could reasonably be expected to materially and adversely affect the value of its Intellectual Property;

(b) not allow any Intellectual Property material to any Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s written consent;

(c) provide written notice to Collateral Agent of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public) within the later of (i) thirty (30) days from such date and (ii) on the next Officer’s Certificate delivered by Co-Borrowers to Lenders pursuant to Section 6.4; and

(d) take such commercially reasonable steps as Collateral Agent or any Lender reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent and Lenders to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent and each Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s or Lenders’ rights and remedies under this Agreement and the other Loan Documents.

4.9 Lien Subordination. Collateral Agent and Lenders agree that the Liens granted to them hereunder shall be subordinate to the Liens to secure the Indebtedness permitted under clause (d) of the definition of Permitted Indebtedness. Notwithstanding the foregoing, the Obligations hereunder shall not be contractually subordinate in right of payment to any other obligations to any third parties, including other lenders and each Lender’s rights and remedies hereunder shall not in any way be contractually subordinate to the rights and remedies of any such third parties. Collateral Agent and Lenders agree to execute and deliver such agreements and documents as may be reasonably requested by Co-Borrowers from time to time which set forth the lien subordination described in this Section 4.9 and are reasonably acceptable to Collateral Agent and Lenders. Collateral Agent and each Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Collateral Agent or such Lender which are less favorable to Collateral Agent or such Lender than those described in this Section 4.9.

5. Representations and Warranties. Except as set forth in the Disclosure Schedule, each Co-Borrower represents and warrants as follows:

5.1 Organization and Qualification. Each Co-Borrower and its Subsidiaries is an entity duly organized and validly existing under the laws of its jurisdiction of formation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such jurisdictions as to which any failure to so qualify would not have a Material Adverse Effect.

5.2 Authority. Each Co-Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Each Co-Borrower and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Each Co-Borrower and its Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business.

5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which any Co-Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws, or any other organizational documents of any Co-Borrower or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which any Co-Borrower or any Subsidiary or any of their respective property or assets may be bound or affected or any material agreement or instrument to which any Co-Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which any Co-Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of each Co-Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which any Co-Borrower is a party, (b) the performance of each Co-Borrower’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Co-Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.5 No Prior Encumbrances. Each Co-Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each Co-Borrower has good title and ownership of, or is licensed under, all of such Co-Borrower’s current Intellectual Property. Each Co-Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business, (b) over-the-counter software that is commercially available to the public and (c) material Intellectual Property licensed to such Co-Borrower and noted on the Disclosure Schedule. Each patent which it owns or purports to own and which is material to any

Co-Borrower’s business is valid and enforceable, and no part of the Intellectual Property which any Co-Borrower owns or purports to own and which is material to any Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part. Except as noted on the Disclosure Schedule or in a separate notice to the Collateral Agent, no Co-Borrower is a party to, nor is it bound by, any Restricted License. No Co-Borrower has received any communications alleging that any Co-Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person that would be reasonably likely to result in a Material Adverse Effect. No Co-Borrower has knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Co-Borrowers, and each Co-Borrower owns or licenses all Intellectual Property associated with the business of such Co-Borrower and its Subsidiaries, free and clear of any Liens other than Permitted Liens.

5.6 Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of Collateral Agent and each Lender, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities and other customary perfection steps, the security interests in the Collateral granted to Collateral Agent and each Lender pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens under this Agreement) and (b) are and will continue to be superior and prior to the rights of all other creditors of each Co-Borrower (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens under this Agreement).

5.7 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. No Co-Borrower has done business under any name other than that specified on the signature page hereof or as set forth in the Disclosure Schedule. Each Co-Borrower’s jurisdiction of formation, chief executive office, principal place of business, and the place where such Co-Borrower maintains its records concerning the Collateral are presently located in the jurisdiction and at the address set forth on the cover page of this Agreement, as set forth in the Disclosure Schedule or such other location as any Co-Borrower has given written notice to Collateral Agent. The Collateral is presently located at the address set forth on the cover page hereof, as set forth in the Disclosure Schedule or such other location as any Co-Borrower has given written notice to Collateral Agent.

5.8 Litigation. There are no actions or proceedings pending by or against any Co-Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body that would be reasonably likely to result in a Material Adverse Effect. No Co-Borrower has knowledge of any such pending or threatened actions or proceedings.

5.9 Financial Statements. All financial statements relating to any Co-Borrower, any Subsidiary or any Affiliate that have been or may hereafter be delivered by any Co-Borrower to Collateral Agent or any Lender present fairly in all material respects each Co-Borrower’s Consolidated financial condition as of the date thereof and each Co-Borrower’s Consolidated results of operations for the period then ended, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures.

5.10 No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2020.

5.11 Full Disclosure. No representation, warranty or other statement made by any Co-Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Collateral Agent or any Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which made (it being recognized by Lenders that the projections and forecasts provided by Co-Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). There is no fact known to any Co-Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

5.12 Solvency, Etc. Each Co-Borrower is Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, each Co-Borrower will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property (including goodwill) of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets (including goodwill) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

5.13 Subsidiaries. No Co-Borrower has any Subsidiaries.

5.14 Capitalization. All issued and outstanding Equity Securities of each Co-Borrower are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

5.15 Catastrophic Events; Labor Disputes. No Co-Borrower, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Co-Borrower or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Co-Borrower, jurisdictional disputes or organizing activity occurring which could reasonably be expected to have a Material Adverse Effect.

5.16 Certain Agreements of Officers, Employees and Consultants.

(a) No Violation. To the knowledge of each Co-Borrower, no officer, employee or consultant of any Co-Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by any Co-Borrower because of the nature of the business conducted or to be conducted by any Co-Borrower or relating to the use of trade secrets or proprietary information of others, and to each Co-Borrower’s knowledge, the continued employment of each Co-Borrower’s officers, employees and consultants does not subject any Co-Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant in each case in a manner reasonably likely to result in a Material Adverse Effect.

(b) No Present Intention to Terminate. To the knowledge of each Co-Borrower, no officer or member of the senior management team of any Co-Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has delivered any written notice of any present intention of terminating his or her employment relationship with any Co-Borrower.

5.17 No Plan Assets. No Co-Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Co-Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Co-Borrower nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Co-Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

5.18 Sanctions, Etc. No Co-Borrower or its Subsidiaries, or any director, officer, employee, agent or Affiliate of any Co-Borrower or its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of each Co-Borrower’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Co-Borrower, any Subsidiary or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

5.19 Regulatory Compliance. No Co-Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. No Co-Borrower nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended. No Co-Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.20 Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of each Co-Borrower and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been submitted for or obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon each Co-Borrower, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by any Co-Borrower in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP or if such tax returns, reports and statements do not, individually or in the aggregate, exceed One Hundred Fifteen Thousand Dollars ($115,000). To the knowledge of each Co-Borrower, no tax return of any Co-Borrower or any Subsidiary is currently under an audit or examination, and no Co-Borrower has received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. No Co-Borrower is an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

5.21 Anti-Terrorism Laws. No Co-Borrower will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lenders hereby notify each Co-Borrower that pursuant to the requirements of Anti-Terrorism Laws, and each Lender’s policies and practices, each Lender is required to obtain, verify and record certain information and documentation that identifies each Co-Borrower and its principals, which information includes the name and address of such Co-Borrower and its principals and such other information that will allow such Lender to identify such party in accordance with Anti-Terrorism Laws.

6. Affirmative Covenants. Each Co-Borrower, until the full and complete payment of the Obligations, covenants and agrees that:

6.1 Good Standing. Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance. Each Co-Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3 Financial Statements, Reports, Certificates. Each Co-Borrower shall deliver to each Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a Co-Borrower prepared Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering each Co-Borrower’s operations during such period, and aging of each Co-Borrower’s accounts receivable and accounts payable, all certified by such Co-Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”); provided that, following completion of the Business Combination Transaction or from and after such time as Borrower Representative becomes a publicly reporting company, as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter, a Co-Borrower prepared Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering each Co-Borrower’s operations during such period, and aging of each Co-Borrower’s accounts receivable and accounts payable, all certified by such Co-Borrower’s president, treasurer or chief financial officer; (b) as soon as available, but in any event within one hundred eighty (180) days after the end of each Co-Borrower’s fiscal year, audited Consolidated financial statements of each Co-Borrower prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders; (c) as soon as available, but in any event within sixty (60) days after the end of each Co-Borrower’s fiscal year, each Co-Borrower’s board-approved operating budget and plan for the next fiscal year; and (d) such other financial information as any Lender may reasonably request from time to time. In addition, each Co-Borrower shall deliver to each Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by such Co-Borrower to its security holders and (B) promptly upon receipt of notice thereof, a report of any material legal actions pending or threatened against such Co-Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving such Co-Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to any Co-Borrower or Co-Borrowers in the aggregate of Two Hundred Eighty Seven Thousand Five Hundred Dollars ($287,500) or more. From and after such time as any Co-Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of such Co-Borrower’s Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of such Co-Borrower, the financial statements of such Co-Borrower filed with such Form 10-K; and (ii) at the time of filing of such Co-Borrower’s Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of such Co-Borrower, the Consolidated financial statements of such Co-Borrower filed with such Form 10-Q.

6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3, each Co-Borrower shall deliver to each Lender an Officer’s Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in Exhibit E attached hereto.

6.5 Notice of Default or Event of Default. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower Representative shall provide each Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Co-Borrowers propose to take with respect thereto.

6.6 Taxes. Each Co-Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Co-Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Collateral Agent and Lenders with proof reasonably satisfactory to each Lender indicating that each Co-Borrower and each Subsidiary has made such payments or deposits; provided that no Co-Borrower need make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that a Co-Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of such Co-Borrower or if such taxes do not, individually or in the aggregate, exceed One Hundred Fifteen Thousand Dollars ($115,000). In addition, no Co-Borrower shall change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes without at least ten (10) days prior written notice to Collateral Agent.

6.7 Use; Maintenance. Each Co-Borrower shall keep and maintain all items of equipment, inventory (net of reserves for slow-moving and obsolete items) and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, other than dispositions permitted hereunder. No Co-Borrower shall permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Collateral Agent and each Lender. No Co-Borrower shall permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Collateral Agent and Lenders have any security interest in any residual Co-Borrower’s interest in such equipment under the lease), each Co-Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease, other than dispositions permitted hereunder.

6.8 Insurance. Each Co-Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in such Co-Borrower’s industry and location, and as Collateral Agent or any Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of a Co-Borrower, and in amounts that are reasonably satisfactory to Collateral Agent and each Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent, for the benefit of each Lender, as an additional loss payee with respect to any such insurance providing coverage in respect of any Collateral and all liability policies shall show Collateral Agent, for the benefit of each Lender, as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling its policy (ten (10) days for nonpayment). At Collateral Agent’s or any Lender’s request, each Co-Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or any Lender’s option, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, each Co-Borrower shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and Lenders, subject to any rights of SVB under the SVB Subordination Agreement, have been granted a first priority security interest (subject to Permitted Liens) and (b) after the occurrence and during the continuation of an Event of Default all proceeds payable under such property policy shall, at the option of Collateral Agent or any Lender and subject to any rights of SVB under the SVB Subordination Agreement, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. If any Co-Borrower fails to obtain insurance as required under this Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or any Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.8, and take any action under the policies Collateral Agent or any Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, each Co-Borrower shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.

6.9 Further Assurances. At any time and from time to time each Co-Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or any Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s and Lenders’ security interest in the Collateral.

6.10 Equity Investment. Commencing on the date of this Agreement and continuing until such date on which the Business Combination Transaction has been completed or ENVI or Borrower Representative becomes a publicly reporting company, Borrower Representative shall permit Lenders or their respective assignees, at each Lender’s sole discretion, to collectively purchase up to an aggregate amount of their pro rata share of Three Million Dollars ($3,000,000) of Borrower Representative’s securities sold in Borrower Representative’s next round of equity financing in which the total proceeds to Borrower Representative in such equity raise is in an amount that exceeds Ten Million Dollars ($10,000,000), at the same price and on the same terms as offered to the equity investors in such equity financing (but excluding any equity raise in connection with the Business Combination Transaction or an initial public offering). In the event that any Lender declines to purchase its full pro rata portion of Borrower Representative’s securities pursuant to this Section 6.10, the other Lender may purchase more than its pro rata portion of the securities to be offered hereunder; provided that the aggregate amount of securities purchased by Lenders pursuant to this Section 6.10 does not exceed Three Million Dollars ($3,000,000). Borrower Representative agrees that it shall notify each Lender promptly upon the execution by Borrower Representative of a term sheet or letter of intent setting forth the terms and conditions of such equity financing and in any event within five (5) Business Days of such execution.

6.11 Subsidiaries.

(a) Co-Borrowers shall be permitted to create one (1) Subsidiary to be domiciled in the United Kingdom and one (1) Subsidiary to be domiciled in Spain, provided, that (i) such Subsidiaries shall not hold cash on deposit in foreign bank and/or securities accounts and/or assets in excess of One Million Dollars ($1,000,000) in the aggregate at any time and (ii) each such Subsidiary shall have no material operations and employ no more than ten (10) employees.

(b) Each Co-Borrower, within thirty (30) days following any Lender’s or Collateral Agent’s request, shall cause any Subsidiary, other than Security Corp. or GreenLight Pandemic, to provide Lenders and Collateral Agent with a guaranty of the Obligations and a security interest in such Subsidiary’s assets to secure such guaranty.

6.12 Keeping of Books. Each Co-Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Co-Borrower and its Subsidiaries in accordance with GAAP.

6.13 Joinder of Co-Borrowers – Business Combination Transaction. Within fifteen (15) Business Days of the consummation of the Business Combination Transaction, each Co-Borrower shall cause ENVI to become a Co-Borrower under this Agreement and shall cause ENVI to deliver to each Lender the following:

(a) Joinder to this Agreement. A Joinder duly executed by the parties thereto.

(b) Secretary Certificate. A certificate of the secretary or assistant secretary of ENVI, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of ENVI certified by ENVI as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of the Joinder and each of the other Loan Documents to which ENVI is or will be a party.

(c) Good Standing Certificates. A good standing certificate from ENVI’s jurisdiction of incorporation or state of organization and the state in which ENVI’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date of the execution of the Joinder.

(d) Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

(e) Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of the Joinder and the other Loan Documents.

(f) Legal Opinion. A legal opinion of ENVI’s counsel, substantially in the form of the legal opinion delivered pursuant to Section 3.1(f), covering the matters set forth in Exhibit D attached hereto.

(g) Account Control Agreements. Account Control Agreements for all of ENVI’s deposit accounts and securities accounts, other than Excluded Accounts, duly executed by all of the parties thereto.

(h) Landlord Agreements. Within forty-five (45) days of the execution of the Joinder or such later date as otherwise agreed by Lenders in their sole discretion, use commercially reasonable efforts to cause the landlord to execute and deliver a Landlord Agreement for each location where ENVI’s books and records and the Collateral is located (unless ENVI is the fee owner thereof) in which the value of such Collateral at such location exceeds Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500).

(i) UCC Financing Statements. Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as any Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and each Lender pursuant to Section 4. ENVI shall authorize Collateral Agent and each Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(j) Other Documents. Such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

6.14 Issuance of Warrants. Borrower Representative shall issue or cause ENVI to issue (at the election of such companies in their sole discretion) to each Lender a separate Warrant in respect of each Loan or Loan Commitment (as applicable) provided by such Lender, in each case substantially in the form and in accordance with the terms of Exhibit G attached hereto. If the Warrants are issued prior to the consummation of the Business Combination Transaction, the Warrants shall be issued by Borrower Representative; if the Warrants are issued upon or after the date of the consummation of the Business Combination Transaction, the Warrants shall be issued by ENVI, but in any event no later than three (3) Business Days after the date of the consummation of the Business Combination Transaction; if the Business Combination Transaction has not been consummated by February 10, 2022, the Warrants shall be issued by Borrower Representative. In any event, the Warrants shall be issued no later than February 15, 2022.

6.15 Cash on Deposit. Co-Borrowers shall at all times have on deposit in operating and depository accounts maintained in the name of Co-Borrowers in accounts over which Collateral Agent (for the benefit of Collateral Agent and Lenders) have Account Control Agreements, cash in an amount equal to the lesser of (i) one hundred percent (100.0%) of the dollar value of Co-Borrowers’ consolidated cash, including any Subsidiaries’, Affiliates’, or related entities’ cash, in the aggregate, at all financial institutions, and (ii) one hundred ten percent (110.0%) of the then-outstanding Obligations of Co-Borrowers to Lenders.

6.16 Post-Closing – Landlord Agreements: Co-Borrowers shall, within forty-five (45) days of the date of this Agreement or such later date as otherwise agreed by Lenders in their sole discretion, use commercially reasonable efforts to provide Lenders with a Landlord Agreement duly executed by all parties thereto for each location where a Co-Borrower’s books and records and the Collateral is located (unless a Co-Borrower is the fee owner thereof), in each case in which the value of such Collateral at such location exceeds Five Hundred Thousand Dollars ($500,000).

7. Negative Covenants. Each Co-Borrower, until the full and complete payment of the Obligations, covenants and agrees that no Co-Borrower shall:

7.1 Chief Executive Office. Change its name, jurisdiction of formation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without at least ten (10) days prior written notice to Collateral Agent.

7.2 Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral valued, individually or in the aggregate, in excess of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) from any Co-Borrower’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule. Without at least ten (10) days’ prior written notice to Collateral Agent, (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) in Co-Borrowers’ assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) to a bailee at a location other than to a bailee and at a location already disclosed in the Disclosure Schedule. If Co-Borrowers intend to add any new offices or business locations, including warehouses, containing in excess of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500)of Co-Borrowers’ assets or property, then Co-Borrowers will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a Landlord Agreement. If Co-Borrowers intend to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) to a bailee, and Collateral Agent and Lenders and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Co-Borrowers intends to deliver the Collateral, then Co-Borrowers will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Collateral Agent and Lenders.

7.3 Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s and Lenders’ Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lenders, or Lenders or with or in favor of SVB under the SVB Loan Agreement or any other documents in connection therewith) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of a Co-Borrower’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.4 hereof, (b) as permitted in the definition of “Permitted Liens” herein and (c) customary restrictions on assignment, transfer and encumbrances in license agreements and other agreements under which any Co-Borrower or any Subsidiary is the licensee or counterparty; provided that such covenants do not prohibit such Co-Borrower or such Subsidiary from granting a security interest in any Co-Borrower’s or any Subsidiary’s Intellectual Property; and provided further that the counter-parties to such covenants are not permitted to receive a security interest in any Co-Borrower’s or any Subsidiary’s Intellectual Property.

7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: Transfers (a) of inventory in the ordinary course of business; (b) of worn-out or obsolete equipment made in the ordinary course of business; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 7.7; (e) of any Co-Borrower’s or its Subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) consisting of non-exclusive licenses for the use of the property of any Co-Borrower or its Subsidiaries in the ordinary course of business and exclusive licenses for the use of the property of any Co-Borrower or its Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; (g) among any Co-Borrower and/or any Guarantors; (h) a Permitted Dissolution; (i) other non-material personal property for cash consideration not to exceed Two Hundred Thirty Thousand Dollars ($230,000) in any fiscal year; and (j) of Collateral resulting from and in connection with the Business Combination Transaction.

7.5 Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed Two Hundred Eighty Seven Thousand Five Hundred Dollars ($287,500) in any fiscal year); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends solely to a Co-Borrower or another wholly-owned Subsidiary, (B) any Co-Borrower may pay dividends or distributions payable solely in such Co-Borrower’s ordinary shares or common stock, and (C) any Co-Borrower convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof.

7.6 Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person; provided that (a) any Subsidiary may merge or consolidate into another Subsidiary, (b) any Subsidiary may merge or consolidate into a Co-Borrower so long as such Co-Borrower is the surviving entity, (c) any Co-Borrower may merge or consolidate into another Co-Borrower and (d) Borrower Representative may merge or consolidated with Merger Sub in connection with the Business Combination Transaction.

7.7 Change in Business or Ownership. (i) Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by any Co-Borrower or such Subsidiary, as applicable, or reasonably related thereto or (ii) permit any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), to become, or obtain rights (whether by means of warrants, options, or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of forty nine percent (49%) or more of the ordinary voting power for the election of directors, partners, managers, and members, as applicable, of Borrower Representative (determined on a fully diluted basis) other than (a) resulting from or in connection with the Business Combination Transaction, (b) by the sale by a Co-Borrower of such Co-Borrower’s Equity Securities in a public offering or (c) to venture capital or private equity investors so long as such Co-Borrower identifies to each Lender and Collateral Agent the venture capital or private equity investors at least seven (7) Business Days prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investor that purchases or otherwise acquires twenty-five percent (25%) or more of the ownership of such Co-Borrower in one or a series of transactions have cleared each Lender’s “know your customer” checks.

7.8 Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any material contractual obligation with any Affiliate or engage in any other material transaction with any Affiliate except upon terms at least as favorable to such Co-Borrower or such Subsidiary, as applicable, as would be obtained in an arms-length transaction with Persons who are not Affiliates of any Co-Borrower, or (b) except as permitted in Section 6.11(a), create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Lenders and, if requested by Lenders, such Subsidiary guaranteeing the Obligations and granting a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and each Lender; provided that Co-Borrowers or any Subsidiary may enter into or engage in the Business Combination Transaction.

7.9 Indebtedness Payments. Except as permitted pursuant to any applicable subordination agreement governing Subordinated Debt, (a) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement or under the SVB Loan Agreement) or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

7.10 Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.

7.11 Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

7.12 Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject, (a) make or permit any payment on such Subordinated Debt or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lenders.

7.13 Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; or (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the foregoing clauses (c) or (d), individually or in the aggregate, could reasonably be expected to have Material Adverse Effect.

7.14 Maintenance of Accounts. (a) Maintain any deposit account or securities account except accounts with respect to which Collateral Agent and each Lender have obtained a perfected security interest in such accounts through one or more Account Control Agreements, other than Excluded Accounts, or (b) grant or allow any other Person (other than Collateral Agent or Lenders) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lenders) accomplishing perfection via control as to, any of its deposit accounts or securities accounts other than in favor of the lender providing Co-Borrowers with Indebtedness permitted under subsection (d) of the definition of Permitted Indebtedness.

7.15 Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

8. Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Co-Borrowers under this Agreement:

8.1 Failure to Pay. If any Co-Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment of principal on the relevant Payment Date or on the relevant Maturity Date; (b) any Scheduled Payment of interest within three (3) Business Days of the relevant Payment Date or on the relevant Maturity Date; or (c) any other portion of the Obligations within five (5) days after receipt of written notice from any Lender that such payment is due. During the cure period, the failure to make or pay any such payment is not an Event of Default (but no Loan will be made during the cure period).

8.2 Certain Covenant Defaults. If any Co-Borrower fails to perform any obligation arising under Sections 6.5, 6.8 6.13, 6.14 or 6.15 or violates any of the covenants contained in Section 7 of this Agreement.

8.3 Other Covenant Defaults. If any Co-Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14), in any of the other Loan Documents and such Co-Borrower has failed to cure such default within thirty (30) days of the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default (but no Loan will be made during the cure period).

8.4 Material Adverse Change. If there occurs a material adverse change in Co-Borrowers’ business in the aggregate, or if there is a material impairment of the prospects of any Co-Borrower to repay any portion of the Obligations owing to Collateral Agent or any Lender, or a material impairment of the value or priority of Collateral Agent’s and Lenders’ security interest in the Collateral.

8.5 [Reserved].

8.6 Seizure of Assets, Etc. (a) If any material portion of any Co-Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, (b) if any Co-Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Co-Borrower’s or any Subsidiary’s assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any Co-Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after any Co-Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by any Co-Borrower.

8.7 Service of Process. (a) The service of process upon Collateral Agent or any Lender seeking to attach by a trustee or other process any funds of any Co-Borrower on deposit or otherwise held by Collateral Agent or such Lender, (b) the delivery upon Collateral Agent or any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of any Co-Borrower on deposit or otherwise held by Collateral Agent or such Lender or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining any Co-Borrower’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or any Lender) seeking to foreclose or attach any such accounts or securities.

8.8 Default on Indebtedness. One or more defaults shall exist under the SVB Loan Agreement which results in SVB accelerating the maturity of the Indebtedness thereunder.

8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) shall be rendered against any Co-Borrower or any Subsidiary and shall remain undischarged, unsatisfied, unpaid, unstayed and unbonded for a period of ten (10) days or more.

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter, when made, in any written warranty, representation, statement, certification, or report made to Collateral Agent or any Lender by any Co-Borrower or any officer, employee, agent, or director of any Co-Borrower (it being agreed and acknowledged by Lenders that the projections and forecasts provided by Co-Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

8.11 Breach of Warrant. If the issuer of any Warrant shall breach any material term of any Warrant.

8.12 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or any Co-Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of any Co-Borrower enforceable in accordance with its terms.

8.13 Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of any Co-Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.14 Voluntary Insolvency Proceeding. If any Co-Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency, winding up or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

9. Lenders’ Rights and Remedies.

9.1 Rights and Remedies. Upon the occurrence of any Default or Event of Default that has not been waived by Lenders, no Lender shall have any further obligation to advance money or extend credit to or for the benefit of any Co-Borrower. In addition, upon the occurrence of an Event of Default that has not been waived by Lenders, Collateral Agent and each Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lenders, or any Lender (acting alone) may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by each Co-Borrower:

(a) Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or any Lender);

(b) Protection of Collateral. Make such payments and do such acts as Collateral Agent or such Lender considers necessary or reasonable to protect Collateral Agent’s and Lenders’ security interest in the Collateral. Each Co-Borrower agrees to assemble the Collateral if Collateral Agent or any Lender so requires and to make the Collateral available to Collateral Agent or Lenders as Collateral Agent or any Lender may designate. Each Co-Borrower authorizes Collateral Agent, each Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or such Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Co-Borrower’s owned premises, such Co-Borrower hereby grants Collateral Agent and each Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and each Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c) Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, each Lender and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Co-Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by any Co-Borrower or in which any Co-Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or any Lender’s exercise of its remedies hereunder;

(d) Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Co-Borrower’s premises) as Collateral Agent or any Lender determines are commercially reasonable; and

(e) Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Co-Borrowers.

9.2 Set Off Right. Upon the occurrence of an Event of Default that has not been waived by Lenders, Collateral Agent and each Lender may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of any Co-Borrower or any other assets of any Co-Borrower in Collateral Agent’s or such Lender’s possession or control.

9.3 Effect of Sale. Upon the occurrence of an Event of Default that has not been waived by Lenders, to the extent permitted by law, each Co-Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Co-Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or any Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Co-Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against each Co-Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through such Co-Borrower, its successors or assigns.

9.4 Power of Attorney in Respect of the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of each Lender (which appointment is coupled with an interest) the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and Lenders’ security interests in the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of each Lender (which appointment is coupled with an interest) on the occurrence of an Event of Default that has not been waived by Lenders, the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent or such Lender were such Co-Borrower itself; (b) to receive payment of and to endorse the name of such Co-Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or any Lender’s possession or under Collateral Agent’s or any Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or any Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Co-Borrower or otherwise, which Collateral Agent or such Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and Lenders in and to the Collateral; (e) endorse such Co-Borrower’s name on any checks or other forms of payment or security; (f) sign such Co-Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under such Co-Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or Lenders determine reasonable; (i) transfer the Collateral into the name of Collateral Agent, any Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or such Lender were the outright owner of the Collateral.

9.5 Lenders’ Expenses. If any Co-Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or any Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8, and take any action with respect to such policies as Collateral Agent or any Lender deems prudent. Any amounts paid or deposited by Collateral Agent or any Lender shall constitute Lenders’ Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or any Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent or any Lender of any Event of Default under this Agreement. Co-Borrowers shall pay all reasonable fees and expenses, including Lenders’ Expenses, incurred by Collateral Agent or any Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

9.6 Remedies Cumulative; Independent Nature of Lenders’ Rights. Collateral Agent’s and each Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and each Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of each Co-Borrower to any Lender or Collateral Agent may be enforced by such Lender or Collateral Agent against any Co-Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or any other Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.

9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder that has not been waived by Lenders) shall be paid to and applied as follows:

(a) First, to the payment of reasonable out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lenders’ Expenses;

(b) Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lenders under any of the Loan Documents); and

(c) Third, to the payment of the surplus, if any, to Co-Borrowers, their successors and assigns or to the Person lawfully entitled to receive the same.

9.8 Reinstatement of Rights. If Collateral Agent or any Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

10. Waivers; Indemnification.

10.1 Demand; Protest. Each Co-Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or any Lender on which any Co-Borrower may in any way be liable.

10.2 Lenders’ Liability for Collateral. So long as Collateral Agent and each Lender comply with their obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or any Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Co-Borrowers.

10.3 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a) General Indemnity. Each Co-Borrower agrees upon demand to pay or reimburse Collateral Agent and each Lender for all liabilities, obligations and out-of-pocket expenses, including Lenders’ Expenses and reasonable fees and expenses of counsel for Collateral Agent and each Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Each Co-Borrower shall indemnify, reimburse and hold Collateral Agent, each Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to any Co-Borrower’s property), or bodily injury to or death of any person (including any agent or employee of any Co-Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of any Co-Borrower or any Co-Borrower’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by any Co-Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, no Co-Borrower shall indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person’s gross negligence, willful misconduct or material breach of the obligations hereunder. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or any Lender’s written demand, Co-Borrowers shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and Lenders, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). No Co-Borrower shall settle or compromise any Claim against or involving Collateral Agent or any Lender without first obtaining Collateral Agent’s or such Lender’s written consent thereto, which consent shall not be unreasonably withheld.

(b) Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH CO-BORROWER AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c) Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, Co-Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Co-Borrowers. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower Representative, to Collateral Agent or to Lenders, as the case may be, at their respective addresses set forth below:

If to Borrower Representative:	GreenLight Biosciences Inc. 200 Boston Avenue Suite 1000 Medford, MA 02115 Attention: Susan Keefe Email: skeefe@greenlightbio.com Ph: (781) 827-4546

with a copy to (which shall not constitute notice):	Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210-2600 Attn: Dave Broadwin; Malcolm Henderson Email: DAB@foleyhoag.com; MHenders@foleyhoag.com

If to Horizon or Collateral Agent:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Fax: (860) 676-8655 Ph: (860) 676-8654

If to Powerscourt:

Powerscourt Investments XXV, LP

c/o Waterfall Asset Management, LLC

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

Attention: General Counsel

Ph: (212) 257-4600

E-mail: notices@waterfallam.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. General Provisions.

12.1 Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by any Co-Borrower without each Lender’s prior written consent, which consent may be granted or withheld in each Lender’s sole discretion. Each Lender shall have the right without the consent of or notice to any Co-Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder; provided, however, unless an Event of Default shall have occurred and be continuing, Collateral Agent and each Lender shall not assign to any competitor of Co-Borrowers, as reasonably determined by Borrower Representative. Collateral Agent and each Lender may disclose the Loan Documents and any other financial or other information relating to any Co-Borrower to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees to protect the confidentiality of such documents and information, using the same measures that it uses to protect its own confidential information.

12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4 Entire Agreement; Construction; Amendments and Waivers.

(a) Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Co-Borrowers, Collateral Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Each Co-Borrower acknowledges that it is not relying on any representation or agreement made by Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b) Construction. This Agreement is the result of negotiations between and has been reviewed by each Co-Borrower, Collateral Agent and each Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Co-Borrower, Collateral Agent or any Lender. Co-Borrowers, Collateral Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish any Co-Borrower’s, Collateral Agent’s or any Lender’s actual intentions.

(c) Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender and each Co-Borrower; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Co-Borrower in any case shall entitle any Co-Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lenders and on each Co-Borrower.

12.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by any Co-Borrower shall be deemed to be material to and to have been relied upon by Collateral Agent and Lenders, notwithstanding any investigation by Collateral Agent or any Lender.

12.6 No Set-Offs by Any Co-Borrower. All sums payable by any Co-Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or commitment to fund remain outstanding. The obligations of each Co-Borrower to indemnify Collateral Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

13. Relationship of Parties.

(a) Each Co-Borrower and Lenders acknowledge, understand and agree that the relationship between each Co-Borrower, on the one hand, and Lenders, on the other, is, and at all times shall remain solely that of a borrower and lender. No Lender shall, under any circumstances, be construed to be a partner or a joint venturer of any Co-Borrower or any of its Affiliates; nor shall any Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Co-Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to any Co-Borrower or any of its Affiliates. Neither Collateral Agent nor any Lender undertakes or assumes any responsibility or duty to any Co-Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Co-Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of any Co-Borrower or any of its Affiliates. Each Co-Borrower and its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or any Lender in connection with such matters is solely for the protection of Collateral Agent and Lenders and no Co-Borrower nor any Affiliate is entitled to rely thereon.

(b) Each Lender hereby irrevocably appoints and authorizes Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Co-Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.

14. Confidentiality. All information (other than periodic reports filed by any Co-Borrower with the Securities and Exchange Commission) disclosed by any Co-Borrower to Collateral Agent or any Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Collateral Agent and each Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and such Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor any Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) on a confidential basis to Collateral Agent’s or any Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) on a confidential basis to Collateral Agent’s or any Lender’s subsidiaries and affiliates for purposes related to this Agreement, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, any Co-Borrower, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in a Co-Borrower and the exercise of Collateral Agent’s or any Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by any Co-Borrower under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or any Lender, (iii) is disclosed to Collateral Agent or any Lender on a non-confidential basis by a third party or (iv) is independently developed by Collateral Agent or any Lender. Notwithstanding the foregoing, Collateral Agent’s and Lenders’ agreement of confidentiality shall not apply if Collateral Agent or any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or any Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lenders’ security interest in the Collateral.

15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT. EACH CO-BORROWER, COLLATERAL AGENT AND EACH LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. EACH CO-BORROWER, COLLATERAL AGENT AND EACH

LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

16. Cross-Guaranty of Co-Borrowers.

16.1 Cross-Guaranty. Each Co-Borrower hereby agrees that such Co-Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lenders and their successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lenders by each other Co-Borrower. Each Co-Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Co-Borrower is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 16) or any other Loan Document, or the waiver or consent by Lenders with respect to any of the provisions hereof or thereof;

(c) the existence, value or condition of, or failure to perfect their Lien against, any security for the Obligations or any action, or the absence of any action, by Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Co-Borrower or any other Person; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Co-Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

16.2 Waivers by Co-Borrowers. Each Co-Borrower expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise, to compel Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Co-Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Co-Borrower. Each Co-Borrower and Lenders agree that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 16 and such waivers, Lenders would decline to enter into this Agreement.

16.3 Benefit of Guaranty. Each Co-Borrower agrees that the provisions of this Section 16 are for the benefit of Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Co-Borrower and Lenders, the obligations of such other Co-Borrower under the Loan Documents.

16.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.7, each Co-Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Co-Borrower acknowledges and agrees that this waiver is intended to benefit Lenders and shall not limit or otherwise affect such Co-Borrower’s liability hereunder or the enforceability of this Section 16, and that Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.

16.5 Election of Remedies. If any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Lender a Lien upon any Collateral, whether owned by any Co-Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, such Lender may, at their sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16. If, in the exercise of any of its rights and remedies, such Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Co-Borrower or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Co-Borrower hereby consents to such action by such Lender and waives any claim based upon such action, even if such action by such Lender shall result in a full or partial loss of any rights of subrogation that each Co-Borrower might otherwise have had but for such action by such Lender. Any election of remedies that results in the denial or impairment of the right of any Lender to seek a deficiency judgment against any Co-Borrower shall not impair any other Co-Borrower’s obligation to pay the full amount of the Obligations. In the event any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether a Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which a Lender might otherwise be entitled but for such bidding at any such sale.

16.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Co-Borrower’s liability under this Section 16 (which liability is in any event in addition to amounts for which such Co-Borrower is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:

(a) the net amount of all Loans advanced to any other Co-Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Co-Borrower; and

(b) the amount that could be claimed by any Lender from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Co-Borrower’s right of contribution and indemnification from each other Co-Borrower under Section 16.7.

16.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Co-Borrower shall make a payment under this Section 16 of all or any of the Obligations (other than Loans made to such Co-Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Co-Borrower, exceeds the amount that such Co-Borrower would otherwise have paid if each Co-Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Co-Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Co-Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the commitments to lend hereunder, such Co-Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Co-Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Co-Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 16.7 is intended only to define the relative rights of Co-Borrowers and nothing set forth in this Section 16.7 is intended to or shall impair the obligations of Co-Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 16.7 shall limit the liability of any Co-Borrower to pay the Loans made directly or indirectly to such Co-Borrower and accrued interest, fees and expenses with respect thereto for which such Co-Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Co-Borrowers to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Co-Borrowers against other Co-Borrowers under this Section 16 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the commitments to lend hereunder.

16.8 Liability Cumulative. The liability of Co-Borrowers under this Section 16 is in addition to and shall be cumulative with all liabilities of each Co-Borrower to Lenders under this Agreement and the other Loan Documents to which such Co-Borrower is a party or in respect of any Obligations or obligation of the other Co-Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER REPRESENTATIVE AND CO-BORROWER:

GREENLIGHT BIOSCIENCES INC.

By:	/s/ Susan Keefe
Name: Susan Keefe
Title: CFO

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT – GREENLIGHT BIOSCIENCES]

LENDER AND COLLATERAL AGENT:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Daniel S. Devorsetz
Name: Daniel S. Devorsetz
Title: Executive Vice President, Chief Operating Officer and Chief Investment Officer

LENDER:

POWERSCOURT INVESTMENTS XXV, LP
By:	Powerscourt Investments GP, LLC, its general partner
By:	Maples Fiduciary Services (Delaware) Inc., its managing member

By:	/s/ Scott Huff
Name: Scott Huff
Title: Authorized Signatory

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT – GREENLIGHT BIOSCIENCES]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Disclosure Schedule

Exhibit B	Funding Certificate

Exhibit C	Form of Note

Exhibit D	Items to be Covered by Opinion of ENVI’s Counsel

Exhibit E	Form of Officer’s Certificate

Exhibit F	Form of Joinder Agreement to Loan and Security Agreement and Notes

Exhibit G	Form of Warrant

EXHIBIT C

THIS SECURED PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF DECEMBER ___, 2021, BY AND BETWEEN SILICON VALLEY BANK (“SVB”), POWERSCOURT INVESTMENTS XXV, LP AND HORIZON TECHNOLOGY FINANCE CORPORATION (THE “SUBORDINATION AGREEMENT”), TO THE INDEBTEDNESS OWED UNDER THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED AS OF SEPTEMBER 22, 2021, BY AND BETWEEN SVB AND GREENLIGHT BIOSCIENCES INC., AND THE OTHER SENIOR LOAN DOCUMENTS (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT).

SECURED PROMISSORY NOTE1

[(Loan A/B/C/D/E/F/G)]

$____________________	Dated: [_______, 20__]

FOR VALUE RECEIVED, the undersigned, GREENLIGHT BIOSCIENCES INC., a Delaware corporation (“Borrower Representative”), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to [HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation / POWERSCOURT INVESTMENTS XXV, LP, a Delaware limited partnership] (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [A/B/C/D/E/F/G] (the “Loan”) made to Co-Borrowers by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Secured Promissory Note (Loan [A/B/C/D/E/F/G]) (this “Note”) from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing [_], 202[_], through and including [_], 202[_], on the first day of each month (each an “Initial Interest Payment Date”) Co-Borrowers shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on [_], 202[_], and continuing on the first day of each month thereafter (each an “Initial Principal and Interest Payment Date”), Co-Borrowers shall make to Lender thirty (30) equal payments of principal in the amount of [______________] Dollars ($[__________]) plus accrued interest on the then outstanding principal amount due hereunder.

[1]	Following consummation of the Business Combination Transaction, ENVI to be added as a Co-Borrower in introductory paragraph and a signature block for ENVI to be added to the signature page.

Notwithstanding the foregoing, if (a) the Funding Date for each of Loan E, Loan F and Loan G has occurred, and (b) no Default or Event of Default exists under the Loan Agreement, then (i) commencing [_], 202[_], through and including [_], 202[_], on the first day of each month (each an “Extended Interest Payment Date”), Co-Borrowers shall make payments of accrued interest only on the outstanding principal amount of the Loan, (ii) commencing on [_], 202[_], and continuing on the first day of each month thereafter (each an “Extended Principal and Interest Payment Date” and, collectively with each Initial Interest Payment Date, each Initial Principal and Interest Payment Date, and each Extended Interest Payment Date, as applicable, each a “Payment Date”), Co-Borrowers shall make to Lender twenty-four (24) equal payments of principal in the amount of [______________] Dollars ($[__________]) plus accrued interest on the then outstanding principal amount due hereunder.

On the earliest to occur of (i) [_], 202[_], (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Co-Borrowers shall make a payment of [[_] and 00/100 Dollars ($[_])] to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [_], 202[_].

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement, dated as of December [__], 2021 (the “Loan Agreement”), among Co-Borrowers, Horizon Technology Finance Corporation, as lender and Collateral Agent, and Powerscourt Investments, XXV, LP, as lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Co-Borrowers, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of each Co-Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

This Note is guaranteed pursuant to Section 16 of the Loan Agreement and reference is hereby made to such guarantee.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Co-Borrowers shall pay all reasonable fees and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any Co-Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

[Remainder of page intentionally blank. Signature page follows.]

This Note shall be governed by and construed under the laws of the State of Connecticut. Each Co-Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER REPRESENTATIVE AND CO-BORROWER:

GREENLIGHT BIOSCIENCES INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE (LOAN [A/B/C/D/E/F/G])]

EXHIBIT F

JOINDER AGREEMENT TO

LOAN AGREEMENT AND NOTES

This JOINDER AGREEMENT TO LOAN AGREEMENT AND NOTES (this “Joinder”), dated as of [_____], 202[__], is executed by ENVIRONMENTAL IMPACT ACQUISITION CORP. (“ENVI”)2, to become a party to that certain Loan Agreement (as defined below) and the Notes (as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

WHEREAS, Powerscourt Investments XXV, LP, as a lender (“Powerscourt”), and Horizon Technology Finance Corporation, as a lender (“HRZN”, collectively with Powerscourt, “Lenders”) and collateral agent (“Collateral Agent”), entered into that certain Venture Loan and Security Agreement, dated as of December [___], 2021 (the “Loan Agreement”), with GreenLight Biosciences Inc. (“Borrower Representative” or “Initial Co-Borrower”), pursuant to which, among other things, (a) HRZN made (i) a loan to Initial Co-Borrower in the original principal amount of Five Million Dollars ($5,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan A) in the original principal amount of Five Million Dollars ($5,000,000), dated as of December [___], 2021, issued by Initial Co-Borrower in favor of HRZN, and assigned to [_____] (“Loan A Note”) and (ii) a loan to Initial Co-Borrower in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), which loan is evidenced by a certain Secured Promissory Note (Loan C) in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), dated as of December [___], 2021, issued by Initial Co-Borrower in favor of HRZN, and assigned to [_____] (“Loan C Note”), (b) Powerscourt made (i) a loan to Initial Co-Borrower in the original principal amount of Five Million Dollars ($5,000,000), which loan is evidenced by a certain Secured Promissory Note (Loan B) in the original principal amount of Five Million Dollars ($5,000,000), dated as of December [___], 2021, issued by Initial Co-Borrower in favor of Powerscourt, and assigned to [_____] (“Loan B Note) and (ii) a loan to Initial Co-Borrower in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), which loan is evidenced by a certain Secured Promissory Note (Loan D) in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), dated as of December [___], 2021, issued by Initial Co-Borrower in favor of Powerscourt, and assigned to [_____] (“Loan D Note”, collectively with Loan A Note, Loan B Note and Loan C Note, the “Notes”), (c) HRZN has made additional loans in an aggregate amount of up to Ten Million Dollars ($10,000,000) available to Initial Co-Borrower upon the satisfaction by Initial Co-Borrower of certain conditions, and (e) Collateral Agent and Lenders have been granted a security interest in all assets of Initial Co-Borrower, excluding Intellectual Property;

[2]	Update to “Greenlight Biosciences, Inc.” if legal name change has occurred.

WHEREAS, Borrower Representative, ENVI and Honey Bee Merger Sub, Inc. (“Merger Sub”) entered into that certain Business Combination Agreement, dated as of August 9, 2021 (the “Business Combination Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into Borrower Representative, resulting in Borrower Representative becoming the surviving legal entity and a wholly-owned subsidiary of ENVI (the “Merger”) and (ii) following the consummation of the Merger, ENVI will legally change its name to “Greenlight Biosciences, Inc.”; and

WHEREAS, pursuant to Section 6.13 of the Loan Agreement, within fifteen (15) Business Days of the consummation of the Business Combination Transaction, ENVI shall become a Co-Borrower under the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ENVI hereby agrees as follows:

1. ENVI hereby becomes a party to the Loan Agreement and agrees to be bound as a “Co-Borrower” thereunder for all purposes with the same force and effect as if originally named therein and, without limiting the generality of the foregoing, hereby expressly accepts all of the rights and assumes all obligations and liabilities of a “Co-Borrower” thereunder.

2. ENVI, as security for the prompt, full and complete payment of the Obligations, grants a continuing security interest in the Collateral, whether now existing or hereafter acquired, as set forth in the Loan Agreement.

3. ENVI hereby supplements the Disclosure Schedule as set forth in Exhibit A attached hereto.

4. ENVI hereby becomes a party to the Notes and agrees to be bound as a “Co-Borrower” thereunder for all purposes with the same force and effect as if originally named therein and, without limiting the generality of the foregoing, hereby expressly accepts all of the rights and assumes all obligations and liabilities of a “Co-Borrower” thereunder.

5. ENVI acknowledges and confirms that it shall become a party to each of the other Loan Documents as “Co-Borrower” and accepts and agrees to all the terms thereof.

6. ENVI hereby makes the representations and warrants set forth in Section 5 of the Loan Agreement, subject to the supplement to the Disclosure Schedule set forth in Exhibit A attached hereto.

7. Initial Co-Borrower hereby represents and warrants that:

(a) the representations and warranties of Initial Borrower set forth in Section 5 of the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as the date hereof (after giving effect to this Joinder) as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date);

(b) after giving effect to this Joinder, Initial Co-Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and the other Loan Documents on their part to be observed or performed thereunder; and

(c) both before and after giving effect to this Joinder, no Default or Event of Default has occurred and is continuing.

8. ENVI’s contact details for notices under Section 11 of the Loan Agreement shall be the following:

[__________]

Telephone: [_____]

Fax: [_____]

9. This Joinder shall be deemed to be part of, and a modification to, the Loan Agreement and shall be governed by all the terms and provisions of the Loan Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of ENVI enforceable against ENVI.

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, ENVI has caused this Joinder to be executed as of the date first above written.

ENVIRONMENTAL IMPACT ACQUISITION CORP.

By:
Name:
Title:

For purposes of Section 6:

INITIAL CO-BORROWER:

GREENLIGHT BIOSCIENCES INC.

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER – GREENLIGHT]

EXHIBIT G

FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS SATISFACTORY TO THE COMPANY FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

[ENVIRONMENTAL IMPACT ACQUISITION CORP.3 / GREENLIGHT BIOSCIENCES4 INC.]

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

(Loan [A/B/C/D/E/F/G])5

THIS CERTIFIES THAT, for value received, [HORIZON TECHNOLOGY FINANCE CORPORATION / POWERSCOURT INVESTMENTS XXV, LP]6 and its assignees are entitled to subscribe for and purchase that number of fully paid and nonassessable shares of common stock, par value $____ per share (the “Common Stock”), as adjusted pursuant to Section 4 hereof (such shares, the “Shares”) of [ENVIRONMENTAL IMPACT ACQUISITION CORP., a Delaware corporation / GREENLIGHT BIOSCIENCES INC., a Delaware corporation] (the “Company”), as is determined pursuant to the next paragraph hereof at the price per share as is determined pursuant to the next paragraph hereof (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term “Date of Grant” shall mean [___]7, and (b) the term “Warrant” as used herein shall be deemed to include any warrant issued upon transfer or partial exercise of or in lieu of this Warrant, unless the context clearly requires otherwise.

[3]	Update company name throughout if legal name change has occurred prior to issuance.
[4]	Selection of Greenlight Biosciences Inc. or Environmental Impact Acquisition Corp. as the issuer of this Warrant to be at the election of such companies in their sole discretion.
[5]	Separate Warrants will be issued to each Lender in respect of each Loan by it as provided in Section 6.14 of the Loan Agreement.
[6]	Use name of relevant Lender, if different, at time of issuance of its Warrant.
[7]

Date of Grant shall be no later than (i) February 10, 2022 if Warrants are to be issued by GreenLight Biosciences Inc. and (ii) February 15, 2022 if Warrants are to be issued by Environmental Impact Acquisition Corp.

Subject to adjustments pursuant to Section 4 below, the Warrant Price shall be [IF THIS WARRANT IS ISSUED CONTEMPORANEOUS WITH OR AFTER (WHICH MAY NOT BE LATER THAN THREE (3) BUSINESS DAYS AFTER) THE CONSUMMATION OF THE BUSINESS COMBINATION TRANSACTION, IT WILL BE ISSUED BY ENVI FOR ENVI COMMON STOCK WITH THE FOLLOWING WARRANT PRICE: the lower of (i) (x) $5.26 divided by (y) [_____][the Exchange Ratio, calculated as: (1) the Transaction Share Consideration (120,000,000 shares of ENVI Class A Shares) divided by (2) the number of Fully-Diluted Shares (such terms as defined in the Business Combination Agreement)] and (ii) $[___][equal to a 10% discount to the price per share of ENVI Common Stock, as agreed in the Business Combination Agreement, at the time of consummation of the Business Combination Transaction]

[IF THIS WARRANT IS ISSUED PRIOR TO CONSUMMATION OF THE BUSINESS COMBINATION TRANSACTION, IT WILL BE ISSUED BY GREENLIGHT FOR GREENLIGHT COMMON STOCK WITH THE FOLLOWING WARRANT PRICE: the lower of (i) $5.26 and (ii) $[___][price per share of GreenLight Common Stock equivalent to price set forth in (ii) above for ENVI Common Stock, based on GreenLight’s expectation of the Exchange Ratio in the Business Combination Transaction, as determined in good faith by GreenLight at the time of the issuance of this Warrant and notified in writing by GreenLight to the holder (with specific reference to this provision)]

[IF THE BUSINESS COMBINATION TRANSACTION IS NOT COMPLETED BY FEBRUARY 10, 2022, THIS WARRANT WILL BE ISSUED BY GREENLIGHT FOR GREENLIGHT COMMON STOCK WITH THE FOLLOWING WARRANT PRICE: the lower of (i) $5.26 and (ii) the price per share of GreenLight Common Stock, determined on an implied, as converted-to-common-stock basis (if applicable), in the Next Round of Equity Financing (if any) of GreenLight as determined by the Board or Directors of GreenLight in its good faith, reasonable judgment. The term “Next Round of Equity Financing” means the first common or preferred stock financing (if any) conducted by GreenLight with one or more institutional, venture capital, growth or private equity, or other financial investors after the Date of Grant and on or before December 31, 2022 resulting in net cash proceeds to GreenLight of $5,000,000 or more].

The number of shares for which this Warrant is exercisable shall be the nearest whole number determined by dividing [FOR SEPARATE WARRANTS ISSUED TO HORIZON TECHNOLOGY FINANCE CORPORATION IN RESPECT OF LOANS A, C, E, F AND G, THE FOLLOWING AMOUNTS, RESPECTIVELY: $150,000/$75,000/$75,000/$37,500/$37,500] [FOR SEPARATE WARRANTS ISSUED TO POWERSCOURT INVESTMENTS XXV, LP IN RESPECT OF LOANS B AND D, THE FOLLOWING AMOUNTS, RESPECTIVELY: $150,000/$75,000] (the “Warrant Coverage Dollar Amount”) by the Warrant Price determined pursuant to the immediately preceding paragraph[; SOLELY FOR SEPARATE WARRANTS ISSUED TO HORIZON TECHNOLOGY FINANCE CORPORATION IN RESPECT OF LOANS E, F AND G: provided, however, that if Loan [E/F/G] (as defined in the Loan Agreement (as defined in Section 22 below) is made to or on behalf

2

of the Co-Borrowers (as defined in the Loan Agreement), then the Warrant Coverage Dollar Amount shall automatically, and without any required action by any party hereto, be amended to be [FOR WARRANTS ISSUED TO HORIZON TECHNOLOGY FINANCE CORPORATION IN RESPECT OF LOANS E, F AND G, THE FOLLOWING AMOUNTS, RESPECTIVELY: $150,000/$75,000/$75,000]].

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant (the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the first close of business on a business day after this Warrant is exercised (which may be the date of exercise). In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof promptly thereafter and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period. Notwithstanding any provision of this Warrant, the Company may elect to issue any Shares in uncertificated, book-entry form.

3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Treatment of Warrant upon an Acquisition of the Company; Other Adjustments of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

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(a) Treatment of Warrant upon an Acquisition of the Company.

(i) Acquisition. “Acquisition” means any transaction or series of related transactions involving: (1) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (2) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the outstanding voting power of the Company (or the surviving or successor entity or any parent of any of the foregoing) immediately after such merger, consolidation or reorganization; or (3) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

(ii) Treatment of Warrant in Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the holders of the outstanding shares of the Common Stock (in their capacity as such) consists solely of cash, solely of Marketable Securities (as hereinafter defined) or a combination solely of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one (1) Share as determined in accordance with Section 10.2(c)(ii) hereof would be greater than the Warrant Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, and the holder hereof has not previously exercised this Warrant in full, then, in lieu of the holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Cash/Public Acquisition on and in respect of all Shares for which this Warrant was exercisable as of immediately prior to the closing thereof, net of the aggregate Warrant Price therefor, as if such Shares had been issued and outstanding to the holder hereof as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Common Stock. In the event of a Cash/Public Acquisition in which the fair market value of one (1) Share as determined in accordance with Section 10.2(c)(ii) below would be equal to or less than the Warrant Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

(iii) Treatment of Warrant in non-Cash/Public Acquisition. Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume this Warrant and the Company’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing (in which case the term

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“Common Stock” shall thereafter be deemed to refer to such securities and, unless the context otherwise requires, the term “Company” shall thereafter be deemed to include the issuer of such securities), all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant. The holder hereof acknowledges that the Company is a party to the Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) dated as of August 9, 2021 by and among the GreenLight BioSciences Inc. (“GreenLight”), Environmental Impact Acquisition Corp. (“ENVI”), and Honey Bee Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, upon the terms and conditions set forth therein, (i) Merger Sub shall be merged (the “Merger”) with and into GreenLight and GreenLight shall become a wholly owned subsidiary of ENVI [and (ii) holders of shares of [the Common Stock/the common stock of GreenLight] shall receive shares of Class A common stock, par value $0.0001 per share, of ENVI (“ENVI Common Stock”) in exchange for their shares of [the Common Stock/the common stock of GreenLight] at the exchange ratio specified therein] (the Merger and such associated transactions referenced in preceding clause[s] [(i) and (ii)] being referred to herein as the “Business Combination Transaction”). The Company and the holder hereof acknowledge and agree that [(x) the Merger will constitute an Acquisition but not a Cash/Public Acquisition by virtue of, among other things, the provisions of Rule 144(i) promulgated under the Act and (y) notwithstanding the filing and effectiveness of a registration statement on Form S-4 pursuant to the terms of the Business Combination Agreement, if the Merger is consummated,] any shares of [ENVI] Common Stock or other securities of [ENVI] that may be issuable in connection with this Warrant (regardless of whether issued [(1) pursuant to the terms of the Merger in exchange for any shares of the Class that may be issued upon exercise of this Warrant before the consummation of the Merger,] (2) upon exercise of this Warrant [after the consummation of the Merger] or (3) otherwise) shall constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Act.8

(iv) “Marketable Securities” means securities meeting all of the following requirements (determined as of immediately prior to the closing of the Acquisition): (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under Securities Act of 1933, as amended (the “Act”), and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the holder hereof in connection with the Acquisition were the holder to exercise this Warrant on or prior to the closing thereof is then traded in a trading market referenced in Section 10.2(c)(ii)(A) or (B) below, and (iii) following the closing of the Acquisition, the holder hereof would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the holder in the Acquisition were the holder to exercise this Warrant in full on or prior to the closing of the Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of the Acquisition. Notwithstanding the foregoing provisions of this subsection (iv), securities held in escrow or subject to holdback to cover indemnification-related claims shall be deemed to be Marketable Securities if they would otherwise be Marketable Securities but for the fact that they are held in escrow or subject to holdback to cover indemnification-related claims.

[8]	Text to be modified appropriately as indicated depending on whether GreenLight or ENVI issues this Warrant.

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(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b) and dividends and distributions in cash), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

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7. Compliance with Securities Laws; Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Securities Laws. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant (in whole or in part), or any Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS SATISFACTORY TO THE COMPANY FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

[IF WARRANT IS ISSUED FOR GREENLIGHT COMMON STOCK: and, if then applicable pursuant to Section 9 of this Warrant, a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.”]

Any such legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(2) The holder understands that neither this Warrant nor any security issuable hereunder has been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

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(3) The holder further understands that this Warrant and the Shares issuable upon any exercise hereof are “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

(4) The holder is and at the time of any exercise hereof shall be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence (including investment representation letters), reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder whether such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder (if reasonably satisfactory to the Company), such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

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(c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to (i) any transfer of this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (A) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (B) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (C) to any affiliate of the holder if the holder is a corporation, or (D) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by [Powerscourt Investments XXV, LP (“Powerscourt”) / Horizon Technology Finance Corporation (“HRZN”)] or in which [Powerscourt/HRZN] has an interest, or (ii) any mere pledge of this Warrant (or the Common Stock obtainable upon exercise thereof) or any part thereof to a lender to [Powerscourt/HRZN] (it being understood that such restrictions and the requirements of Section 7(b) shall apply to any sale, disposition or other transfer of this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof pursuant to any exercise of remedies by any lender or otherwise pursuant to any such pledge arrangement; provided, however, in any such transfer, (x) no consideration is paid or payable by the transferee in such transfer, and (y) prior to such transfer, the transferor shall give written notice to the Company of such transfer and the pertinent details thereof (including the portion of this Warrant transferred and the name, address and taxpayer identification number of the transferee) and the transferee shall agree in writing (in form reasonably satisfactory to the Company) to be bound by the terms of this Warrant, and shall make the representations set forth in Section 7(a) above, as if an original holder hereof.

(d) [IF WARRANT IS ISSUED FOR GREENLIGHT COMMON STOCK: Notwithstanding any contrary provision herein, at all times prior to the consummation of the Business Combination Transaction (so long as the Business Combination Agreement has not terminated) or an initial, underwritten offering and sale of the Company’s Common Stock to the public pursuant to an effective registration statement under the Act, the holder of this Warrant may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof to any person or entity who directly competes with the Company (as determined by the Company’s Board of Directors in its reasonable good faith judgment), except in connection with an acquisition of the Company by such a direct competitor.]

8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or distributions or be deemed the holder of Common Stock which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or otherwise, or to receive notice of meetings, or to receive dividends, distributions or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of Common Stock concurrently with the distribution thereof to the shareholders.

9. [IF WARRANT IS ISSUED FOR GREENLIGHT BIOSCIENCES INC. COMMON STOCK: Market Stand-off Agreement; Stockholder Agreements.

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(a) The holder of this Warrant agrees that the Shares shall be subject to the Market Standoff provisions in Section 2.11 of the Company’s Investors’ Rights Agreement dated August 31, 2017, as amended and in effect from time to time.

(b) With respect to this Warrant and the Shares issuable upon exercise hereof, if the Company so requests in writing, the holder hereof shall become a party to the Company’s then-effective right of first refusal and co-sale agreement, voting agreement and/or each other agreement entered into among the Company and holders of the outstanding shares of the Company’s Common Stock and/or other securities, each as may be amended and in effect from time to time (collectively, the “Stockholder Agreements”), in substantially the same manner that it is applicable to the holders of the Company’s Common Stock (or warrants or options exercisable therefor) party thereto, by execution and delivery to the Company of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, provided that such Stockholder Agreement is by its terms in force and effect at the time of such exercise. If the foregoing condition is met, then effective upon such exercise, the holder of this Warrant shall automatically become bound by, and the Shares issued upon such exercise shall automatically become subject to, such Stockholder Agreements.]

10. Additional Rights.

10.1 Acquisition Transactions. The Company shall provide the holder of this Warrant with at least seven (7) business days’ written notice prior to closing thereof of the principal terms and conditions of any Acquisition.

10.2 Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X = B - A

Y

Where: X =	the number of shares of Common Stock that shall be issued to holder

Y =	the fair market value of one share of Common Stock

A =	the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

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No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

(b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which shall be substantially in the form of Exhibit A hereto duly completed and executed) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a registration statement under the Act (a “Public Offering” and a “Registration Statement”, as applicable) (which the Company shall have no obligation hereunder to conduct). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

(c) Determination of Fair Market Value. For purposes of this Section 10.2, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five (5) trading days immediately prior to the Determination Date;

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(B) If traded on an over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five (5) trading days immediately prior to the Determination Date; and

(C) If there is no public market for the Common Stock, then fair market value shall be determined by the Board of Directors of the Company in its good faith, reasonable judgment.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c) A true and correct copy of the Company’s Certificate of Incorporation, as amended through the Date of Grant, has been provided to the holder (the “Charter”).

(d) The execution and delivery of this Warrant do not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not, violate or conflict with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices as may be required pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

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(e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(f) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed [___]9 shares.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Descriptive Headings. The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

[9]	Number of shares of Common Stock authorized pursuant to ENVI’s charter or GreenLight’s charter, as applicable.

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17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

22. Confidential Information. The holder of this Warrant agrees to treat and hold all information provided by the Company of any of its affiliates pursuant to this Warrant in confidence in accordance with the provisions of Section 14 of that certain Venture Loan and Security Agreement, dated as of December [___], 2021, by and between the Company, the other co-borrowers party thereto, Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP (the “Loan Agreement”) (regardless of whether the Loan Agreement shall then be in effect).

23. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Remainder of page intentionally blank. Signature page follows.]

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The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

[ENVIRONMENTAL IMPACT ACQUISITION CORP. / GREENLIGHT BIOSCIENCES INC.]

By:
Name:
Title:

Address:

[SIGNATURE PAGE TO COMMON STOCK WARRANT (LOAN [A/B/C/D/E/F/G]) – [GREENLIGHT/ENVI]]

EXHIBIT A

NOTICE OF EXERCISE

To:	[ENVIRONMENTAL IMPACT ACQUISITION CORP. / GREENLIGHT BIOSCIENCES INC.] (the “Company”)

1.	The undersigned hereby:

☐	elects to purchase________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________shares of Common Stock.

2. Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)